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The following script was prepared for a live presentation to the employees of UTi Worldwide Inc. on October 9, 2015.

LIVE LINK SCRIPT
Total Time: ~20 minutes (not including Q&A)
Speaker: Ed Feitzinger

Slide: Cover slide
[What/Why this is happening]
●	Hello everyone – Thank you for joining our LiveLink on short notice
●	I wanted to provide more context around the exciting news announced earlier today.
●	First, we need to show some legal information that will become more routine on our internal communications as we go through the next few months.

Slide: Mock newspaper announcement
●	UTi has signed an agreement to be acquired by DSV, one of the leading logistics providers in Europe and a company a lot like ours.
●	We are excited to be joining a world-class organization and believe the combination of our two companies will bring meaningful value to our customers while providing unique benefits and opportunities to you, our employees.
●	I know many of you have questions about DSV and who they are and I want to do my best to provide more detail around why this is such a great opportunity for UTi.
●	I want to emphasize that this is a strategic combination for both companies.
●	The success we have achieved with our plan this year has not only stabilized the business, but has made us an attractive partner for DSV, who recognizes the underlying strength of our business, our future prospects, and the value each of you bring to our business.
●	Additionally, this is a great opportunity for UTi and will help us fulfill our promise to our customers by addressing the scale challenge we continue to face in forwarding, while strengthening our business with a partner that shares a similar culture and strategic objectives.
●	As we have acknowledged before, we have a great network, but at present we do not have sufficient volume in the network to generate the appropriate levels of return.
●	Faced with the choice of difficult cuts in the unprofitable portions of our network or seeking scale through a partnership, the Board, the executive team and I chose the route we think is best for holders of our ordinary shares and for you and our clients.
●	This deal also helps us take a significant step to where we wanted to go organically with our strategy this year as we were going back to our roots as an agile, locally empowered, profit-focused company.
●	DSV already has the agile, locally empowered, profit-focused culture we were working to rebuild within UTi, and this combination will help us to achieve that much faster than we could on our own.

Slide: “It started in Denmark” slide
[Who is DSV?]
●	I can’t stress enough about how much of a fit DSV is with UTi – both strategically and culturally.
●	Many of us are familiar with DSV, but to provide more context for those who don’t know,
●	Geographically, DSV started out much like we did -- with roots in a small country (in their case Denmark), and eventually expanding their presence and power globally.
●	The company was established in 1976, when ten independent road haulers joined forces to form the company DSV (De Sammensluttede Vognmænd or The United Truckers).

●	For those of you in our Distribution units who’ve felt a bit on the outside, you are being purchased by what started as a trucking company, so maybe you will be in better company now!

Slide: Overview of DSV
●	Like UTi, DSV has since grown from being a small business with just a few employees to a global group with an annual turnover of around DKK 50 billion (USD $7.5B) and 23,000 employees.
●	Their strong growth has been achieved through a combination of M&A and organic growth, like UTi
●	They currently have a strong presence in Scandinavia, Northern Europe, Southern and Central Europe. For those of you in CL and FF in Europe that have been clamoring to develop a great road product, you’ll soon have one of the best road products in Europe to sell to our client base
●	DSV’s sphere of business started as full load trucking and gradually grew into LTL, contract logistics and global Air and Seafreight.
●	Since 2004 their activities have been focused on transport and logistics in three divisions: Road, Air & Sea and Solutions.
o	Road = Distribution
o	Solutions = CL
o	Air and Sea = Forwarding.
●	DSV’s involvement in forwarding started back in the late 1990’s with the acquisitions of Samson Transport and DFDS Transport and has been boosted by several acquisitions since, the largest was ABX Logistics in 2008.

Slide: Acquisition timeline
●	In fact, DSV has successfully integrated several game-changing acquisitions and we are confident that this transaction will follow their pattern of success in building on the capabilities they’ve acquired.

Slide: Key words from Values (see below)
●	Beyond their origins and business components, we know how important culture is when two companies come together, and I can tell you, having met their leadership team, I am pleased to report that they are not too different from us and that their corporate values are similar to our own. For instance:
o	“We are customer focused.”
o	“We listen, understand and meet the needs of our customers.”
o	“We practice openness and mutual respect in company activities.”
o	“We inspire respect by meeting our commitments and accepting consequences of our decisions.”
o	“We highly value loyal employees and allocate resources to employee development.”
●	When speaking with CEO of DSV, Jens Bjørn Andersen, he stressed the impressive caliber of our employees and looks forward to welcoming us all to the DSV family.
●	He made the point to acknowledge that, “Our business is a people business and we depend heavily on good people, no matter whether it is the highly skilled IT colleague, the most efficient freight forwarder or the greatest sales person.”

●	Like UTi, DSV values agility, local empowerment, and focuses on clients and results.
●	They maintain strong relationships with their clients and value both CL&D and Freight Forwarding – which is one of the reasons they see us as a fit for their business.
●	In the past DSV has operated more with Danish/German teams and Danish/German clients, but combining our network and resources with theirs will help expand the combined organization to new frontiers.
o	DSV respects how we have grown our business with local management and talent, and wish to see that continue. For instance, in CL&D they don’t have much of a presence in Africa, Americas or APAC.
o	In Forwarding they have a larger footprint than us in some markets like Europe, and almost nothing in Africa. Aside from that, there are markets like India and Israel where we are significantly bigger.
●	DSV has grown well above the market in the past year, and this transaction will help the combined organization accelerate growth in many areas of the world.

Slide: Roger quote
[Why is this happening now?]

●	Many of you are probably asking, why is this happening now? We were on a good path, we believe in the plan and the strategy, and we were ready to execute.
●	It’s important to note first of all that it is because you have worked so hard and our strategy has stabilized the business again that DSV is excited to partner with us.
●	But there are a few key challenges we face that made the Board decide that this was the best opportunity for us at this time.
●	First, it addresses the scale challenge we face in forwarding… we simply needed to get more volume into the network and were faced with the option of having to make some painful cuts in less profitable parts of the network.
●	This was especially true given the increasingly consolidating 3PL industry and low market growth. As you can see from Roger’s quote, this is a market wherein scale is becoming more and more important.
●	Finally, DSV came to us with this opportunity, and it was extremely attractive because of the strategic alignment we see between us. It isn’t always the case that you get to partner with a like-minded company.
●	The bottom line is that our plan was designed to bring us back to our roots in terms of being agile, locally empowered and focused on clients and profit. We were making many changes to get us there. This partnership with a company like DSV allows us to jump ahead and get to where we needed to go much faster.

Slide: List out sub-bullets of advantages in section below
[Why does DSV want us? What are the advantages? What will they do with UTi?]

●	What makes this an exciting opportunity for all of us, is that this acquisition is growth-oriented, not cost-oriented. Yes, every acquisition has synergies, especially one of two parties in the same industry. But the majority of our employees are likely to end up better off from this arrangement.
●	Positioned together and leveraging our combined strengths, we can bring solutions to our clients and our people that we could not have delivered on our own.

●	Another advantage is the fact that DSV’s strategy and structure is very similar to our own, requiring little change in how we think about our clients and our business.
●	Both structures are based on local empowerment and autonomy with a strong focus on local client relationships and growth.
●	Our client mix further complements the relationship. While we have a large portfolio of global clients, we don’t have enough local, mid-sized clients. DSV has a healthy plate of local, mid-sized clients and have struggled to increase their share of large clients.
●	We also bring strength in emerging markets, such as in India and South Africa, whereas their strengths lie in traditional European markets.
●	They in turn have a global platform and clear global standards that lends itself to a consistent client experience in emerging markets.
●	Overall, we believe the combined business will be stronger together and will ultimately:
o	Create a company with a common focus on the client;
o	Enhance the geographic and business footprint for both entities, creating one of the world’s strongest transportation and logistics networks and the world’s fourth largest 3PL;
o	Create a global CL network of over 5.1M square meters (54.9M square feet) of warehouse space;
o	Create procurement scale with over 1.3M TEU and 600K tons in air under management;
o	Expand the reach of trucking services for our clients to Europe, and for theirs to our distribution units on 3 continents; and,
o	Grow a healthy mix of clients by combining our strength with global clients with their well-established local client base.

Slide: Scale of new company

●	As you can see from the chart we show here, the combined company will be the fourth largest 3PL in the world, which is exciting.
●	Given that both our companies have a clear focus on responsiveness to the client and building client relationships, we will make great strides in our industry.

Slide: What’s next?
[How does the process work? Timeline? When will we know if we still have a job?]

●	The overall process takes some time and we are still in the very early stages of this transaction.
●	The signing of this agreement – which is all that has happened so far – is just the first step in the process.
●	There are various conditions that have to be satisfied before the deal closes, including things like regulatory approvals. Therefore, for all practical purposes it is business as usual.
●	During this time, our existing leadership team will remain in place and you will see very little if any change.
●	Unfortunately, it’s impossible to answer specific questions as to how the acquisition will impact specific teams or people until these decisions are made.
●	Do keep in mind that in this transaction, unlike many of the mergers you may have seen in the news or been through in the past, there are many places where we have warehouses, distribution businesses or forwarding branches where DSV does not.
●	Many areas in our business are likely to see very limited impact from this transaction.

●	Once the deal closes and DSV assumes ownership of the company, we’ll be able to work with them to provide clarity to everyone on next steps.
●	In fact, we cannot even begin to work on integration planning until the deal is complete, likely early next year.

Slide: Rules of the Game

●	As we go through the next few months until the deal closes, there are a few rules we need to make everyone aware of.
●	First, in deals like this, when 40,000 plus people are involved, people from each company start calling each other without permission. Don’t. This will be an organized process. Don’t take a call from the DSV sales rep that shares your client. Don’t take a call from the DSV branch manager or ocean import manager in your city, and certainly don’t call them. They don’t own us yet, and neither side is yet authorized to talk to each other at the field level. We’ll start with top to top discussions, and when we’re ready to roll out plans, you’ll get them from me, not from a renegade employee excited about the opportunity. I’m quite serious about this – don’t do it, and report any people contacting you from DSV to your BU or Area leader, as well as Kristen Kravitz in Long Beach. And certainly take no stock in what someone locally might tell you, as there are no firm plans in place at this point.
●	It’s also important that since we will be holding a shareholder vote, we need to follow some rules about filing communications about the transaction with the US Securities and Exchange Commission. Any written communication that managers send to their teams about the transaction absolutely must be vetted with Kristen Kravitz and Lance D’Amico before it goes out. We have provided materials to be shared with employees, clients and vendors, but if you want to make any changes to these or send any of your own messages, you must work through Kristen and Lance.
●	Naturally the media is going to be interested in this announcement, and some of you may have media relationships. If any media contacts you, please refer them to Kristen, who is filling in for Katie Quinlan as our Media Relations person while Katie is on holiday leave. We will work with the media to get them responses as appropriate.
●	Finally, resist the temptation to speculate. It will be months before we know what DSV will or will not do. Your natural inclination is to think about what is going to happen for you personally, and that is completely understandable. But we need to keep speculation and rumors to a minimum, and focus on running our business smoothly and professionally.

Slide: List four priorities
[What should we do in the meantime?]
●	I understand that working in a state of transition is not ideal and uncertainty can be a distraction. I have gone through this a few times in my career, and I can tell you from my experience that the key is to focus on what you can control.
●	The daily responsibilities of almost all employees will remain the same.
●	And the most important thing you can do right now is to continue doing your job at the highest level, deliver outstanding value to our clients and continue to execute your goals for the year. That’s good for our clients, and it’s good for you as you want to put your best foot forward.
●	That means we are still focused on our four priorities and will finish the year strong. We encourage you to remain committed to these objectives:
o	Consistent performance in the CL&D business
o	Managing overhead costs
o	Improving working capital

o	FF growth and margin improvement
●	DSV is committed to establishing a strong, combined entity and will be looking for strong leaders who have a track record of performance, as well as our people who serve key clients on a daily basis.

Slide: List actions for employees
●	We still have a business to run and we need to ensure that we continue to keep our service levels high and be responsive to our client needs.
●	We need to:
o	Pro-actively address client questions and sell into where we are going, because it’s exciting and there is a lot there for our clients
■	How many of your large clients have asked you to defend our current financial position? That’s off the table!
■	Start upselling the potential here – think of the combination of a nimble company with procurement leverage, or of how quickly we can grow our Asian trucking business with the resources we can access from Europe. Think of how our JV partnership for the rail link from China can tie into their mid-market German and Danish clients to fill more boxes on the trains.
o	Aggressively collect our receivables;
o	Actively manage payables;
o	Continue to manage our margins and profitability in both businesses;
o	Successfully implement new business, and
o	Complete our budgets for FY17.
●	Separately, we need to exercise caution when it comes to hiring.
o	Vacancies in the Functions and FF outside Africa should be filled internally if possible. If not, please escalate your request to someone from the Executive Board.
●	CL&D should proceed with business as usual in almost all areas.
●	A good way to think about it is if I would have to take something to the Board for approval as a part of our levels of authority, I would need to get DSV permission in the interim.

Slide: List guidance for interacting with clients
[Communicating to clients and employees – expectations on communication]
●	When it comes to clients, we need to remember that we are in the people business and it’s our responsibility to calm any fears or concerns our clients may have.
●	We will be posting talking points to myUnderdog for the designated parties to help manage those conversations.
●	The lead sales person or lead account manager for each account will be responsible for client communications.
●	Please coordinate with your sales leaders if you have questions.
●	Communications materials (a draft letter, talking points, and presentation materials) will be provided to all sales and client-facing employees to use.
●	For our top clients in FF, CL, and the verticals, Executive Board members are available to support and contact those clients if needed.
●	Please contact your Executive Board member if your client needs some extra attention.
●	Many of our people in operations roles talk to our clients daily.
●	You should communicate the following points to the client, as keeping your client happy through the transition is another great way to increase the certainty of a good outcome for you:

o	We are very excited to be strengthening our business with a partner that shares a similar culture and strategic objectives. Like UTi, DSV values agility, local empowerment, and focuses on clients and results.
o	Positioned together and leveraging our combined strengths, we can bring solutions to our clients that we could not have delivered on our own.
o	This will not change anything about the way we interact with you and meet your needs. In fact, in the long run this will make us an even stronger partner for you, yielding a more nimble, efficient, and comprehensive service offering.
o	We are continuing our diligent execution against our strategic priorities and delivering superior client service remains our priority as we maintain our forward momentum.
o	We are committed to transparent and open communications as we move forward in this process and look forward to bringing you with us into the future.

Slide: Q&A transition
[Q&A]
●	Thank you for your dedication and loyalty to UTi.
●	Your continued trust in our plan and relentless support of our clients will keep our business strong and on the right path.
●	I am confident this next chapter is what is best for UTi and look forward to seeing what we will accomplish together with DSV.
●	Now I would like to take the time to respond to questions.

Slide: List how to ask questions/contact information (include email address)
[Wrap Up]
●	Thank you for all your valuable questions.
●	Your commitment and interest in this organization is what makes it truly unique.
●	The leadership team and I remain committed to providing transparency throughout the process and will provide frequent updates to you as the process unfolds.
●	Should you have any questions related to this announcement, please reach out to your manager, and be sure to check myUTi, as we will be setting up a dedicated page to post materials and answer questions.
●	I am also more than willing to jump on a call with groups of 10 or more to provide more detail around the decision and next steps.
●	Lastly, you can always email your questions to enterprisecommunications@go2uti.com.
●	I can’t emphasize enough how proud I am of this organization. This is an exciting opportunity. I ask your patience, tolerance of ambiguity and commitment throughout this process.

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